EXHIBIT 10.2

                                                                  EXECUTION COPY

                       Nissan Auto Receivables Corporation
                              990 West 190th Street
                           Torrance, California 90502


                                                               Dated as of
                                                               October 1, 1997

                           YIELD SUPPLEMENT AGREEMENT

The Fuji Bank and Trust Company
Two World Trade Center
New York, New York 10048

Ladies and Gentlemen:

                  Nissan Auto Receivables Corporation (the "Company") hereby confirms arrangements made as of the date hereof with you, as Class A Agent for the benefit of the Class A Certificateholders ("Class A Agent"), to be effective upon (i) receipt by the Company of the enclosed copy of this letter agreement (the "Yield Supplement Agreement"), executed by Class A Agent, (ii) execution of the Purchase Agreement dated as of the date hereof (the "Purchase Agreement") between the Company and Nissan Motor Acceptance Corporation ("NMAC"), (iii) receipt by NMAC of the payment by the Company of the purchase price under the Purchase Agreement and (iv) the receipt by the Company of the capital contribution of NMAC in connection with the payment of the purchase price under the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Pooling and Servicing Agreement, dated as of the date hereof, among NMAC, in its individual capacity and as Servicer, the Company and The Fuji Bank and Trust Company, in its capacity as Trustee (the "Pooling and Servicing Agreement").

                  1. On or prior to the fifth calendar day before each Distribution Date, the Servicer shall notify the Company of the "Yield Supplement Amount" for such Distribution Date and the amount on deposit in the Yield Supplement Reserve Account (as defined below). The "Yield Supplement Amount" means, with respect to any Distribution Date, the sum of all Receivable Yield Supplement Amounts for all Receivables. "Receivable Yield Supplement Amount" means, with respect to any Receivable (other than a Liquidated Receivable, after the Collection Period in which such Receivable became a Liquidated Receivable) for any

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Collection Period, the amount (only if positive) calculated by the Servicer equal to one-twelfth times (i) interest at a rate equal to the sum of (a) the Pass-Through Rate and (b) the Servicing Rate minus (ii) interest on such Receivable at its Annual Percentage Rate on such Receivable's Principal Balance as of the first day of such Collection Period.

                  2. On or before the Closing Date (as defined in the Purchase Agreement), the Company shall establish and maintain with the Class A Agent for the benefit of the Class A Certificateholders a separate trust account in the name of the Class A Agent (the "Yield Supplement Reserve Account"), or such other account as may be acceptable to the rating agencies then rating the Class A Certificates, and the Company hereby grants to the Class A Agent for the benefit of the Certificateholders a first priority security interest in the monies on deposit and the other property that from time to time comprise the Yield Supplement Reserve Account, and any and all proceeds thereof (collectively, the "Yield Supplement Property"). The Class A Agent shall possess all right, title and interest in the Yield Supplement Property and its proceeds. The Yield Supplement Property and the Yield Supplement Reserve Account shall be under the sole dominion and control of the Class A Agent. Neither the Seller nor any Person claiming by, through or under the Seller shall have any right, title or interest in, any control over the use of, or any right to withdraw from amounts from, the Yield Supplement Property or the Yield Supplement Reserve Account. All Yield Supplement Property in the Yield Supplement Reserve Account shall be applied by the Class A Agent as specified in this Yield Supplement Agreement and the Pooling and Servicing Agreement. The Class A Agent shall, not later than 12:00 noon on the Business Day preceding each Distribution Date, withdraw from the Yield Supplement Reserve Account and deposit in the Certificate Account an amount equal to the Yield Supplement Amount for such Distribution Date. On the date of issuance of the Certificates, the Company shall deposit $1,898,666.90 (the "Initial Yield Supplement Reserve Amount") into the Yield Supplement Reserve Account. The amount required to be on deposit in the Yield Supplement Reserve Account on the date of issuance of the Certificates and from time to time thereafter (the "Required Yield Supplement Reserve Account Balance"), as determined by the Servicer and notified to the Class A Agent, will be the lesser of, (i) the maximum Yield Supplement Amount that will become due on all future Distribution Dates under this Yield Supplement Agreement, assuming that payments on the Receivables are made on their



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scheduled due dates, that no Receivable is prepaid in full or accelerated and that no related Financed Vehicle underlying such Receivable is repossessed or becomes a total loss, and (ii) the Initial Yield Supplement Reserve Amount. The Class A Agent shall have no duty or liability to determine the Required Yield Supplement Reserve Account Balance and may fully rely on the determination thereof by the Servicer. If, on any Distribution Date, the funds in the Yield Supplement Reserve Account are in excess of the Required Yield Supplement Reserve Account Balance for such Distribution Date after giving effect to all distributions to be made on such Distribution Date, the Class A Agent shall pay the Company the amount of such excess. The Yield Supplement Reserve Account shall not be part of the Trust. It is the intent of the parties that the Yield Supplement Property be treated as property of the Company for all federal, state and local income and franchise tax purposes. The provisions of this Yield Supplement Agreement should be interpreted accordingly. Further, the Company shall include in its gross income all income earned on the Yield Supplement Property and the Yield Supplement Reserve Account.

                  3. All or a portion of the Yield Supplement Reserve Account may be invested and reinvested in the manner specified in Section 5.01 of the Pooling and Servicing Agreement with respect to monies in the Collection Account and Certificate Account in accordance with written instructions from the Servicer; provided that, if permitted by the rating agencies then rating the Class A Certificates, monies on deposit therein may be invested in obligations or securities specified in Section 5.01 that mature later than the Business Day preceding the next Distribution Date. All such investments shall be made in the name of the Class A Agent and all income and gain realized thereon shall be solely for the benefit of the Company and shall be payable by the Class A Agent to the Company on each Distribution Date from time to time upon the Company's request to the Class A Agent. Upon termination of the Pooling and Servicing Agreement, or in the event that the Company otherwise satisfies the requirements established by the agencies initially rating the Class A Certificates, as evidenced by the written reaffirmation by such agencies of the initial rating of the Class A Certificates, any amounts on deposit in the Yield Supplement Reserve Account shall be paid to the Company.




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
                  4. All payments to the Company pursuant hereto shall be made by federal wire transfer (same day funds) or immediately available funds, to such account as the Company, or any assignee of the Company referred to in
Section 6 hereof, may designate in writing to the Class A Agent, prior to the relevant Distribution Date.

                  5. Our agreements set forth in this Yield Supplement Agreement are our primary obligations and such obligations are irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense (other than full and strict compliance by us with our obligations hereunder) and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever.

                  6. In order to more fully protect the interests of the Certificateholders, the Company will transfer, assign and convey its interest in this Yield Supplement Agreement to the Nissan Auto Receivables 1997-A Grantor Trust established under the Pooling and Servicing Agreement (the "Trust"). Following such transfer, assignment and conveyance, this Yield Supplement Agreement shall not be amended, modified or terminated without the consent of The Fuji Bank and Trust Company, in its capacity as trustee for the Trust, except in accordance with the provisions for amendments, modifications and terminations of the Pooling and Servicing Agreement as set forth in Section
13.01 of the Pooling and Servicing Agreement.

                  7. THIS YIELD SUPPLEMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  8. Except as otherwise provided herein, all notices pursuant to this Yield Supplement Agreement shall be in writing, personally delivered, sent by telecopier, sent by courier or mailed by certified mail, return receipt requested, and shall be effective upon receipt thereof. All notices shall be directed as set forth below, or to such other address or telecopy number or to the attention of such other person as the relevant party shall have designated for such purpose in a written notice.




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

                  The Company:

                  Nissan Auto Receivables Corporation
                  990 West 190th Street
                  Torrance, California  90502
                  Attention:  Treasurer
                  Facsimile No.: 310-324-2542

                  Class A Agent:

                  The Fuji Bank and Trust Company
                  Two World Trade Center
                  New York, New York 10048
                  Attention:  Trust Administration Department
                  Facsimile No.:  212-321-2468

                  9. This Yield Supplement Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.




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

                  If the foregoing satisfactorily sets forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.

                                            Very truly yours,

                                            NISSAN AUTO RECEIVABLES CORPORATION

                                            By: /s/   Yoichiro Nagashima
                                                      --------------------------
                                                Name: Yoichiro Nagashima
                                                Title: President


Agreed and accepted as of October 1, 1997

NISSAN MOTOR ACCEPTANCE CORPORATION

By: /s/  Katsumi Ishii
         -------------------------------
   Name: Katsumi Ishii
   Title: Vice President, Finance


THE FUJI BANK AND TRUST COMPANY, AS TRUSTEE
  AND CLASS A AGENT

By:  /s/  Sharon Moore
          -------------------------------
    Name: Sharon Moore
    Title: Vice President




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